UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

SYMMETRY SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36770	47-1523659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3034 Owen Drive

Antioch, Tennessee 37013

(Address of principal executive offices, including Zip Code)

(800) 251-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

New Credit Agreement

On July 1, 2016, Symmetry Surgical Inc. (the “Company”) entered into a Credit Agreement, by and among Merger Sub (as defined below), and immediately after giving effect to the Merger (as defined below), the Company, as borrower, Parent (as defined below), the other credit parties thereto, Healthcare Financial Solutions, LLC, as administrative agent and as a lender, and the additional lenders party thereto (the “New Credit Agreement”), which provides for senior secured credit facilities comprised of a term loan and a revolving credit facility (including a letter of credit subfacility) in an aggregate principal amount equal to $55,700,000.

The New Credit Agreement contains customary representations and warranties, events of default and covenants for a transaction of this type, including, among other things, covenants that restrict the ability of the Company, Parent and their subsidiaries to incur certain additional indebtedness, create or prevent certain liens on assets, engage in certain mergers or consolidations, engage in asset dispositions, declare or pay dividends and make equity redemptions, make investments, loans, advances or guarantees, enter into transactions with affiliates, enter into hedging transactions and enter into sale-leaseback transactions.

Note Purchase Agreement

On July 1, 2016, the Company entered into a Note Purchase Agreement, by and among Merger Sub, and immediately after giving effect to the Merger, the Company, as borrower, Parent, the other note parties thereto, and the purchasers party thereto (the “Note Purchase Agreement”), which provides for subordinated notes to be issued in an aggregate principal amount equal to $18,000,000.

The Note Purchase Agreement contains customary representations and warranties, events of default and covenants for a transaction of this type, including, among other things, covenants that restrict the ability of the Company, Parent and their subsidiaries to incur certain additional indebtedness, create or prevent certain liens on assets, engage in certain mergers or consolidations, engage in asset dispositions, declare or pay dividends and make equity redemptions, make investments, loans, advances or guarantees, enter into transactions with affiliates, enter into hedging transactions and enter into sale-leaseback transactions.

Item 1.02. Termination of a Material Definitive Agreement.

On July 1, 2016, the Company terminated the Credit Agreement dated as of December 5, 2014, as amended, by and among the Company, Specialty Surgical Instrumentation, Inc., Olsen Medical, LLC, General Electric Capital Corporation and certain other financial institutions named therein (the “Credit Agreement”). The Credit Agreement was terminated in connection with the consummation of the Merger (as defined below). The Company did not have any outstanding payment obligations under the Credit Agreement as of the termination of the Credit Agreement. The Company will not incur any material early termination penalties in connection with the termination of the Credit Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed on May 2, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Symmetry Surgical Holdings, Inc., a Delaware corporation (“Parent”), and Symmetry Acquisition Corp, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for Merger Sub to be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are beneficially owned by affiliates of RoundTable Healthcare Partners. The Merger was consummated in accordance with the terms of the Merger Agreement on July 1, 2016.

At the effective time of the Merger (the “Effective Time”) on July 1, 2016, each share of Company common stock issued and outstanding immediately prior to the Effective Time of the Merger (other than shares owned by the Company, Parent, Merger Sub or any of their respective subsidiaries) was cancelled and converted automatically into the right to receive $13.10 in cash, without interest (the “Merger Consideration”). Parent financed the aggregate Merger Consideration with cash on hand and the proceeds of debt financing arranged by Parent.

Shares of Company common stock subject to Company stock-based awards, including restricted stock, were cancelled and converted automatically into a right to receive the Merger Consideration at the Effective Time. Each unearned and unvested performance-based Company stock-based award was deemed earned at the target level of performance for purposes of calculating amounts payable.

The foregoing summary of the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on May 2, 2016, and which is incorporated by reference herein. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company requested that the NASDAQ Stock Market (“NASDAQ”) suspend trading of Company common stock effective as of the close of business on July 1, 2016, remove the Company’s common stock from listing on NASDAQ and file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of Company’s common stock and the deregistration of Company’s common stock under Section 12(b) of the Exchange Act.

The Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of Company’s common stock and suspending the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

As set forth in Item 2.01 of this Current Report on Form 8-K, upon the Effective Time, each share of Company common stock issued and outstanding immediately prior to the Effective Time of the Merger (other than shares owned by the Company, Parent, Merger Sub or any of their respective subsidiaries) was cancelled and converted automatically into the right to receive the Merger Consideration.

Shares of Company common stock subject to Company stock-based awards, including restricted stock, were cancelled and converted automatically into a right to receive the Merger Consideration at the Effective Time. Each unearned and unvested performance-based Company stock-based award was deemed earned at the target level of performance for purposes of calculating amounts payable.

The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Merger, and upon the Effective Time, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The aggregate consideration paid by Parent to the former Company stockholders in the Merger was approximately $140.5 million.

The information set forth in Items 2.01, 3.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, five of the six directors of the Company (Craig B. Reynolds, James S. Burns, Robert G. Deuster, John S. Krelle, and Francis T. Nusspickel) resigned from the board of directors of the Company and from all committees of the board of directors on which they served.

Upon completion of the Merger and pursuant to the terms of the Merger Agreement, the director of Merger Sub (R. Craig Collister) became a director of the Company. Immediately following the completion of the Merger, Thomas P. Kapfer, Richard C. Adloff, Pierre Fréchette and James P. Stauner were appointed directors of the Company. There is no arrangement or understanding pursuant to which any of R. Craig Collister, Thomas P. Kapfer, Richard C. Adloff, Pierre Fréchette or James P. Stauner was elected as a director, and there are no related party transactions between the Company and any of R. Craig Collister Thomas P. Kapfer, Richard C. Adloff, Pierre Fréchette or James P. Stauner required to be disclosed under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety.

Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 2, 2016, by and among Symmetry Surgical Holdings, Inc., Symmetry Acquisition Corp, Inc. and Symmetry Surgical Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 2, 2016).
3.1	Amended and Restated Certificate of Incorporation of Symmetry Surgical Inc.
3.2	Amended and Restated Bylaws of Symmetry Surgical Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Surgical Inc.

Date: July 1, 2016	By:	/s/ David C. Milne
Name: David C. Milne
Title: Chief Administrative Officer, SVP, General Counsel, Chief Compliance Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 2, 2016, by and among Symmetry Surgical Holdings, Inc., Symmetry Acquisition Corp, Inc. and Symmetry Surgical Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 2, 2016).
3.1	Amended and Restated Certificate of Incorporation of Symmetry Surgical Inc.
3.2	Amended and Restated Bylaws of Symmetry Surgical Inc.